Exhibit 10.22

Partial Loan Conversion Agreement

THIS AGREEMENT made as of the 20th day of October, 2015.

B E T W E E N:

VIVENTIA BIO INC., a corporation incorporated under the laws of the Province of Ontario

(the “Borrower”)

- and -

CLAIRMARK INVESTMENTS LTD., a corporation incorporated under the laws of the Province of Ontario

(the “Lender”)

WHEREAS the Borrower is a majority owned subsidiary of the Lender, and has borrowed funds from the Lender pursuant to that certain loan agreement made as of the 23rd day September, 2014 and as amended on the 16th day of September, 2015 (the “Loan Agreement”);

AND WHEREAS the parties have agreed to further amend the Loan Agreement as hereafter set out;

AND WHEREAS the Borrower is in the process of completing an initial public offering (“IPO”) of its common shares in the United State of America, which common shares are anticipated to be traded on the The NASDAQ Stock Market (“NASDAQ”);

AND WHEREAS the Lender has agreed, subject to completion of the IPO, to convert a portion of the indebtedness owed to it by the Borrower into additional common shares of the Borrower at the initial public offering price in the IPO (the “IPO Price”);

NOW THEREFORE in consideration of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1                                   Definitions: In this Agreement, the following terms shall have the respective meanings set out below:

(a)                                 “Agreement”, “this Agreement”, “hereto”, herein”, “hereof”, “hereby”, “hereunder” and similar expressions used herein shall refer to the whole of this Agreement and any schedule hereto, as amended, restated, supplemented or replaced from to time;

(b)                                 “Business Day” means each day other than a Saturday, Sunday or any other day on which the chartered banks are not open for business in the Province of Ontario;

(c)                                  “Effective Date” means the date on which the Borrower’s common shares are listed on and begin trading on NASDAQ;

(d)                                 “Outstanding Loan Amount” equals the aggregate outstanding amount of all advances owing by the Borrower which were made by the Lender or made by any person not dealing at arm’s length with the Lender and assigned to the Lender, together with all accrued and unpaid interest thereon, as at the date hereof;

(e)                                  “Converting Loan Amount” equals $14,711,866;

(f)                                   “Remaining Loan Amount” means the difference between the Outstanding Loan Amount and the Converting Loan Amount; and

(g)                                  “USD” means lawful money of the United States of America.

ARTICLE II

CONVERSION OF CONVERTING LOAN AMOUNT

Section 2.01                            Upon the Effective Date, the Converting Loan Amount shall be applied by the Lender as the subscription price for the applicable number of additional common shares (the “Shares”) in the capital stock of the Borrower, issued at the IPO Price.  Notwithstanding the preceding, the Remaining Loan Amount shall remain outstanding and due and owing by the Borrower to the Lender.

Section 2.02                            Subject to compliance with all applicable laws and stock exchange rules and regulations, the Borrower shall do all such acts and things as may be necessary to issue the Shares to the Lender as fully paid and non-assessable shares, in full and final satisfaction of the Converting Loan Amount.

Section 2.03                            All other terms and conditions of the Loan Agreement shall continue in full force and effect, except as amended herein.

ARTICLE III

GENERAL PROVISIONS

Section 3.01                            Notices: Any notice, demand, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if served personally upon the party for whom it is intended, or transmitted electronically, or (except in the case of an actual or pending disruption of postal service) mailed by registered mail, and in the case of:

(a)                                 the Lender, addressed to it at:

305 Milner Avenue
Suite 914
Toronto, Ontario M1B 3V4

Attention:  Leslie Dan

Email   leslie.dan@tevacanada.com

(b)                                 the Borrower, addressed to it at:

147 Hamelin Street
Winnipeg, Manitoba                                 R3T 3Z1

Attention:	Steve Hurly, President and CEO
Email:	Shurly@viventia.com

Each party may, from time to time, change its address or stipulate another address from the address described above in the manner provided in this Section. The date of receipt of any such notice, demand, request, consent, agreement or approval, if served personally, shall be deemed to be the date of delivery thereof; if transmitted by facsimile, the date of receipt shall be deemed to be the first (1st) Business Day after transmission; or if mailed as aforesaid, the date of receipt shall be deemed to be the fourth (4th) Business Day following the date of mailing. For the purposes hereof, personal service on the Borrower shall be effectively made by delivery to an officer, director or employee of the Borrower at its address set out above. If on the date of mailing or on or before the fourth (4th) Business Day thereafter, there is a general interruption in the operation of postal service in Canada which does or is likely to delay delivery by mail, to the extent possible, the communications aforesaid shall be served personally.

Section 3.02                            Amendments: This Agreement may not be modified or amended except with the written consent of the Lender and the Borrower.

Section 3.03                            Successors and Assigns: This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 3.04                            Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 3.05                            Time of the Essence: Time is of the essence of this Agreement and shall continue to be of the essence.

Section 3.06                            Counterparts: This agreement may be executed in several counterparts, by original or facsimile signature, each of which so executed shall be deemed to be an original and such counterparts together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LENDER:

CLAIRMARK INVESTMENTS LTD.

Per:	/s/ Leslie Dan
	Name:	Leslie Dan
	Title:	President

I have authority to bind the Corporation.

BORROWER:

VIVENTIA BIO INC.

Per:	/s/ Steve Hurley
	Name:	Steve Hurly
	Title:	President and Chief Executive Officer

I have authority to bind the Corporation.